THIS AMENDED AND RESTATED WARRANT AGREEMENT, DATED AS OF DECEMBER 13, 2013, HEREBY AMENDS AND RESTATES IN ITS ENTIRETY WARRANT NO. W-2 ISSUED BY DVINEWAVE INC. TO MDB Capital Group, LLC ON MAY 16, 2013.

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS AGREEMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

DVINEWAVE INC.

Amended and Restated Warrant To Purchase Common Stock

Warrant No.: ARW-2

Date of Original Issuance: May 16, 2013 (“Issuance Date”)

DvineWave Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MDB Capital Group, LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the then Applicable Per Share Exercise Price (as defined below), upon exercise of this Amended and Restated Warrant shares of Common Stock (including any warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Applicable First Exercise Date (as defined below), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), a number of fully paid and non-assessable shares of Common Stock (the “Warrant Shares”) determined in accordance herewith by dividing the then remaining Aggregate Exercise Price (as defined below) by the Applicable Per Share Exercise Price. As set forth herein, the exercise price may be paid in cash or through a Cashless Exercise provision. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. “Applicable First Exercise Date” shall mean six (6) months after the date of the Initial Public Offering (the “IPO Date”); except that this Warrant may be exercised before the IPO Date contingent upon the closing of any Fundamental Transaction and the holder may exercise its put right in the event of an Illiquid Exit Transaction.

The Holder acknowledges that this Warrant is issued pursuant to that certain engagement agreement dated January 23, 2013 between the Company and Holder for certain investment banking services (the “Engagement Agreement”), specifically to satisfy the Company’s obligation under Section 2(b) thereof to issue a warrant. In accordance with such Engagement Agreement, the Company acknowledges receipt of Holder’s payment of One Thousand Dollars ($1,000) made to the Company within three (3) Business Days of the Issuance Date. Without limiting Company’s obligation to pay the cash portion of compensation due to holder in connection with the transactions contemplated by the Securities Purchase Agreement (the “Bridge Financing Transaction”), Holder acknowledges that Company has satisfied all obligations to issue a warrant or other equity compensation to Holder under the terms of the Engagement Agreement in connection with the Bridge Financing Transaction.

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1.          EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f), this Warrant may be exercised by the Holder, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Applicable Per Share Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Extended Exercise Price”) in cash or via wire transfer of immediately available funds to an account of the Company specified by the Company if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder; however, if this Warrant is fully exercised, at the request of the Company the Holder shall either promptly return the original of this Warrant for cancellation or promptly certify to the Company that the Warrant has been cancelled or destroyed. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received a fully-completed and executed Exercise Notice, the Company shall transmit by facsimile or email (with an attachment in PDF format) an acknowledgment of confirmation of receipt of such an Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice and received the Extended Exercise Price, if the Holder did not notify the Company in the Exercise Notice that the exercise was made pursuant to a Cashless Exercise, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to the exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days (subject to surrender of the original of this Warrant to the Company for cancellation or certification from the Holder that the original of this Warrant has been cancelled or destroyed) after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the Holder shall only exercise this Warrant for a whole number of shares, and if the Holder exercises this Warrant for a number of shares that includes a fractional share (by reason of Cashless Exercise or otherwise) the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

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(b)          Exercise Price. The term “Applicable Per Share Exercise Price” shall mean, as applicable 120% of: (A) the Base Initial Per Share Exercise Price, (B) the Base Adjusted Per Share Exercise Price, or (C) in the event of a Fundamental Transaction that occurs before the Initial Public Offering, the greater of the Base Initial Per Share Exercise Price or the Conversion Price (as defined in the Notes) at which any Notes are converted or are (whether or not there are then any Notes outstanding) eligible to be converted into Common Stock in connection with such Fundamental Transaction. For purposes of this Warrant, whether or not there are then any Notes outstanding: (i) the “Aggregate Exercise Price” initially will be $550,000, (ii) the “Base Initial Per Share Exercise Price” shall initially be $0.52 per share, and (iii) at any time upon or after the Initial Public Offering the “Base Adjusted Per Share Exercise Price” shall initially be the Conversion Price applicable to the Notes (or that would have been applicable to the Notes at the time of the Initial Public Offering, if fully converted before the Initial Public Offering) in connection with such Initial Public Offering under Section 3(a) of the Notes.

(c)           Number of Shares. The total number of Warrant Shares subject to this Warrant will be calculated based on the initial Aggregate Exercise Price (or if divided by reason of a transfer or sale of the Warrant, the proportionate amount of such Aggregate Exercise Price) and the number shares for which this Warrant has been previously exercised and the Applicable Per Share Exercise Price(s) at the time of such previous exercise(s), divided by the then Applicable Per Share Exercise Price. Upon any exercise of this Warrant, the Aggregate Exercise Price remaining under this Warrant will be reduced by the amount of the Extended Exercise Price paid or, in the case of a Cashless Exercise deemed paid, (which for these purposes will be the number of shares for which this Warrant is so exercised, multiplied at the time of such exercise by the Applicable Per Share Exercise Price). For example, (i) if upon the Issuance Date the Aggregate Exercise Price is $550,000; if thereafter while the Base Initial Per Share Exercise Price is applicable and is $0.52 per share the Holder exercises for cash with respect to 100,000 Warrant Shares, the Holder would receive 100,000 shares of Common Stock, and the remaining Aggregate Exercise Price would be $487,600 (i.e., $550,000 less 120% x $52,000); (iii) if thereafter while the Base Adjusted Per Share Exercise Price is applicable and $1.00 per share, the Holder exercises in a Cashless Exercise in respect of 100,000 Warrant shares at a time when a Closing Sale Price (i.e., “B” in the Cashless Exercise Formula) applies and is $10.00 per share, the Holder would receive 88,000 shares (i.e., ((100,000 x $10.00) – (100,000 x 120% x $1.00)) / $10.00 = ($1,000,000 - $120,000) / $10.00 = $880,000 / $10.00 = 88,000 shares) and the Aggregate Exercise Price would be further reduced (by 100,000 x 120% x $1.00 = $120,000) to $367,600.

(d)          Company’s Failure to Timely Deliver Securities. If the Company is a Reporting Company (as herein defined) and the Company improperly fails, to issue to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, properly indicating the exercise amount and whether or not it is by Cashless Exercise (the “Required Delivery Date”), (x) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or (y) to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) (a “Delivery Failure”), and if on or after the business day immediately following the Required Delivery Date the Holder (or any other Person on behalf of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock Holder so anticipated receiving from the Company as a result of such exercise, then, in addition to all other remedies available to the Holder, the Company shall, within four (4) Business Days after the Holder’s request, in the Holder’s discretion, either (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (II). “Reporting Company” shall mean a company subject to the periodic reporting requirements under Sections 13 or 15(d) of the Securities Exchange Act.

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(e)          Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), whether or not at the time of such exercise a registration statement is effective (or the prospectus contained therein is available for use) for the resale by the Holder of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Extended Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

 B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day, or (iv) if the Common Stock is not listed on any Eligible Market and “B” is determined in connection with an Illiquid Exit Transaction, the fair market value of the Common Stock as determined by the Appraiser in its sole discretion.

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C= the Applicable Per Share Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(f)          Disputes. In the case of a dispute as to the determination of the Applicable Per Share Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable hereunder generally or to be issued pursuant to the terms hereof upon a Cashless Exercise, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(g)          Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of this Warrant remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the number of shares necessary to satisfy the Company’s obligations hereunder. Without limiting the generality of the foregoing sentence, if not earlier approved by written consent of the stockholders, as soon as practicable after the date of the occurrence of the failure to have sufficient authorized shares to permit the exercise of this Warrant (“Authorized Share Failure”), but in no event later than seventy (70) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock; in connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(h)           Registration Rights. The Holder will have the piggy-back and demand registration rights set forth in a separate registration rights agreement to be executed and delivered by the Company on the date of initial issuance of this Warrant.

2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Applicable Per Share Exercise Price and, indirectly, the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)          Stock Dividends and Splits. (i) Without limiting any provision of Section 4, if the Company, at any time on or after the date of the original issuance date of this Warrant and while this Warrant remains outstanding and is not completely exercised, (A) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (B) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (C) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares (the events in clauses (A), (B) and (C) are “Adjustment Events”), then in each such case the Base Initial Per Share Exercise Price and the Base Adjusted Per Share Exercise then in effect shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (i.e., a proportional adjustment). Any adjustment made pursuant to clause (A) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (B) or (C) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(b)          Aggregate Exercise Price; Number of Warrant Shares. The Aggregate Exercise Price shall not be adjusted by this Section 2. Subject to the provisions of Section 2(c), the number of Warrant Shares subject to this Warrant generally will be adjusted through the provisions of Section 1(c), and not the provisions of Section 2(a).

(c)          Other Events. In the event that the Company (or any subsidiary or affiliate of the Company) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, an “Other Adjustment Event”), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Base Initial Per Share Exercise Price and Base Adjusted Per Share Exercise Price, as the case may be and, under the unexpected circumstances in which the then effective Aggregate Exercise Price divided by 120% of the Base Initial Per Share Exercise Price or 120% of the Base Adjusted Per Share Exercise Price, as the case may be, is not a reasonable good faith measure of the appropriate number of Warrant Shares to be obtainable under this Warrant, an adjustment in the Aggregate Exercise Price in addition to an adjustment in the Base Initial Per Share Exercise Price or Base Adjusted Per Share Exercise Price shall be made so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Base Initial Per Share Exercise Price or Base Adjusted Per Share Exercise Price or decrease the Aggregate Exercise Price as otherwise determined pursuant to this Section 2, provided further that if the Holder does not reasonably accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company. For the avoidance of doubt, an “Other Adjustment Event” shall not include a bona fide financing transaction in which the Company sells its securities for the principal purpose of raising working capital or other operating capital or any issuance or grant to an employee, director or consultant of the Company (or any subsidiary or affiliate of the Company) under an incentive stock plan approved by the board of directors of the Company.

(d)          Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3.          RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if at any time the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant while this Warrant remains outstanding, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

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4.          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 1(b)(ii) or Section 2(a) or 2(c) above, if at any time while this Warrant remains outstanding and is not fully exercised, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)          Fundamental Transactions. So long as this Warrant remains outstanding and is not fully exercised, the Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and Registration Rights Agreement in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction (which approval shall not be unreasonably withheld, conditioned or delayed), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, exercisability for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) or (ii) the Successor Entity (including for this purpose any applicable Parent Entity rather than such Successor Entity itself) assumes in writing all the obligations of the Company under this Warrant and the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (the “Resulting Stock”) and this Warrant becomes exercisable for Resulting Stock or (iii) the Fundamental Transaction is an Illiquid Exit Transaction and the Successor Entity (including for this purpose any applicable Parent Entity rather than such Successor Entity itself) stands ready to or tenders to perform or otherwise obligates itself in writing to perform the obligations under Section 4(c) below, including without limitation to pay the Put Price to Holder upon timely election of the Holder to exercise its put rights thereunder by delivering a Put Notice. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and, to the extent applicable under clause (i) above (if applicable), the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other applicable Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. In connection with any Fundamental Transaction, Holder will consider and negotiate in good faith any proposed change to this Warrant or the Transaction Documents requested in good faith by the Successor Entity. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of Resulting Stock (or its equivalent) of the Successor Entity (including, if applicable, the applicable Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted as may be applicable in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder (but without duplication of proceeds or consideration under Section 3 or 4(a) above or otherwise), while this Warrant is outstanding, prior to the consummation of each Fundamental Transaction and pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. After a Fundamental Transaction in which the proceeds paid to holders of shares Common Stock are entirely or substantially all cash (a “Cash Exit Transaction”), upon exercise of this Warrant in lieu of shares of Common Stock, but without limiting Holder’s rights under Sections 3 and 4(a), the holder shall receive such amount of cash equal to the amount that Holder would have received had such exercise occurred immediately prior to the closing of such Cash Exit Transaction; in connection with any Cash Exit Transaction, Holder may deliver an Exercise Notice contingent on the consummation of such Cash Exit transaction.

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(c)          Put Right. In the event of an Illiquid Exit Transaction, notwithstanding the foregoing and the provisions of Section 4(b) above, at the signed written request of the Holder, before the consummation of such Illiquid Exit Transaction to the Company, or, after the consummation of such Illiquid Exit Transaction to the Successor Entity or to the Parent Entity of the Successor Entity (as the case may be, the “IET Buyer”), that the Warrant be purchased under this Section 4(b) (the “Put Notice”), such Put Notice to be delivered or not in the sole discretion of the Holder at any time during the Put Notice Period, the Company or, after the consummation of such Illiquid Exit Transaction, the IET Buyer (as the case may be, the “Put Purchaser”) shall purchase this Warrant from the Holder upon the Put Closing Date for a cash payment in the amount of the Put Price. The “Put Notice Period” shall begin on the earliest to occur of (i) the public disclosure or notice to the Holder from the Company of any Illiquid Exit Transaction or (ii) the Holder first becoming aware of any Illiquid Exit Transaction, and shall end on the date that is ninety (90) days after the earliest to occur of (A) public disclosure of the consummation of such Illiquid Exit Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC or (B) notice to the Holder from the Put Purchaser that such Illiquid Exit Transaction has been consummated. If applicable, at its own election or the written election of the Holder, the Put Purchaser shall use commercially reasonable efforts to engage, at the expense of the Put Purchaser within the later of two (2) Business Days after receipt such election or within five (5) Business Days after receipt of the Put Notice if the Holder and the Put Purchaser have not agreed upon the Put Price within three (3) Business Days, the Appraiser to determine the Appraised Value. The “Put Closing Date” shall occur only if such Illiquid Exit Transaction is consummated, and shall occur on the date of the consummation of such Illiquid Exit Transaction or, if the Put Notice is received after the consummation of such Illiquid Exit Transaction, shall occur on a date selected by the IET Buyer within thirty (30) days of receipt of the Put Notice by the IET Buyer; provided that if the Put Price has not been determined before the Put Closing Date, the Put Closing Date shall be on a date that is selected by the IET Buyer that is within three (3) Business Days of such determination of the Put Price. Promptly after the delivery of the Put Notice, Holder and the Put Purchaser will attempt in good faith to agree upon the Put Price. The “Put Price” shall be the amount agreed by Holder and the Put Purchaser, or at the election of either Holder or the Put Purchaser shall be the Appraised Value; provided that if the Holder so notifies the Put Purchaser in the Put Notice the Put Price shall, notwithstanding anything in the contrary in this definition, be an amount equal to the “Net Number” (as defined in Section 1(e)) multiplied by the number “B” (as determined in accordance such Section 1(e)). “Appraised Value” means an amount in U.S. Dollars equal the value determined by the Appraiser, as of the date of the consummation of the Illiquid Exit Transaction, of the proceeds of the Illiquid Exit Transaction that would have been received by the Holder had the Holder immediately prior to the consummation of such Illiquid Exit Transaction had exercised this Warrant in full pursuant to a Cashless Exercise and received the proceeds from the consummation of such Illiquid Exit Transaction attributable to the Common Stock that would have been received upon such Cashless Exercise. “Appraiser” shall mean Valuation Research Corporation (“VRC”) or if VRC is unavailable, Duff & Phelps (“Duff”) or if Duff is unavailable such other appraiser of similar standing that is selected by Holder and reasonably acceptable to the Company. The Put Purchaser shall instruct the Appraiser to determine the Appraised Value within ten (10) Business Days after the Appraiser receives the submissions of the Holder and the Put Purchaser, solely on the basis of the submissions of the Holder and the Put Purchaser (the “Appraisal Parties”) and, subject to clause (y) below, not on the basis of an independent review; the Put Purchaser shall instruct the Appraiser: (x) to assign a value as to any particular asset, liability or other item relevant to its determination no higher than the highest value asserted by either of the Appraisal Parties and no lower than the lowest value asserted by either of the Appraisal Parties, (y) to draw inferences and make conclusions in its own discretion based on the submissions of the Appraisal Parties but in the event that at least one Appraisal Party has failed to address a necessary item or factor required for the Appraiser’s determination to use such information from a source other than the submissions of the Appraisal Parties as the Appraiser deems appropriate to expeditiously complete its determination, and (z) in the event the consideration paid or to be paid in the Illiquid Exit Transaction is subject to escrow for indemnity relating to representations, warranties or non-compliance with covenants under the documents governing such Illiquid Exit Transaction, to deem the consideration as received for the purposes of determining the Appraised Value, but in the event the consideration to be paid is subject to an earn out or future contingency, to determine that the Put Price may be paid in installments once such earn out or future contingency is determined in accordance with one or more installments based on an aggregate Appraised Value apportioned among such installments. The Put Purchaser and the Holder shall make their submissions within ten (10) Business Days of the engagement of the Appraiser, but the Appraiser shall, in its sole discretion be permitted to consider late submissions to the extent the Appraiser determines that the late submission was delayed for good reason and the late submission would materially affect its determination. In the event that there is a dispute regarding any matter that has been agreed to be resolved pursuant to Section 13, the Put Purchaser shall instruct the Appraiser to delay commencement of work until such dispute has been resolved in accordance with Section 13, and the Appraiser shall consider as conclusive the determination of the investment bank or accounting firm made under Section 13 with respect to such matter. In the event that either the Put Purchaser or the Holder assert to the Appraiser that the consideration to be received pursuant to the consummation of such Illiquid Exit Transaction cannot be determined because the provisions governing such consideration (the “Proceeds Provisions”) are under negotiation or are otherwise not final, the Put Purchaser and the Holder shall nevertheless make their submissions, but will be permitted to make supplemental submissions within five (5) Business Days of learning that such Proceeds Provisions have become final, and the Appraiser will not deliver its report until it has reviewed such final Proceeds Provisions and any timely submissions regarding such final Proceeds Provisions. The Put Purchaser shall instruct the Appraiser to deliver a written report determining the Appraised Value together with a reasonably detailed written summary of reasons supporting such determination. The Appraised Value shall be final and binding on the Holder and the Put Purchaser in the absence of fraud or manifest error. Upon payment of the Put Price to the Holder from any source (including without limitation out of any escrow established for the Illiquid Exit Transaction), this Warrant shall be deemed cancelled, and the Holder shall surrender the original of this Warrant to the Put Purchaser for cancellation or deliver a Lost Warrant Affidavit within three (3) Business Days after such payment.

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(d)          Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events while this Warrant is outstanding and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant.

5.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder in accordance with the terms hereof. Without limiting the generality of the foregoing, while this Warrant remains outstanding the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Applicable Per Share Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, including pursuant to Section 1(g).

6.          WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, so long as this Warrant is outstanding, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.          REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The rights and obligations of the Registration Rights Agreement may be assigned and transferred with any transfer of this Warrant upon the agreement of such transferee to be joined to and bound by such Registration Rights Agreement, provided, that for the avoidance of doubt, the Holder together with all transferees will collectively have no greater rights under such Registration Rights Agreement than the Holder would have alone under such Registration Rights Agreement; and, provided further, in the event of any disagreement between the Company and Holder (or any holder(s) of a warrant(s) issued upon transfer(s) for this Warrant or such other warrant(s)) or between the Company and any party to the Registration Rights Agreement, the interpretation of this Warrant (and any other warrant(s) issued upon transfer(s) of this Warrant or such other warrant(s)) shall be governed exclusively by the agreement of the Company and the holders of warrants representing a majority of remaining Aggregate Exercise Price amounts under such warrants (this proviso is the “Interpretation Proviso”). For the abundance of clarity, there is no restriction on the assignment and transfer of this Warrant and the Registration Rights Agreement, other than as provided by law, rule and regulation and any specific agreements between the Holder and the Company, including those binding on Holder as a result of receiving this Warrant directly or indirectly as a result of transfer from a prior holder.

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(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below (each a “Lost Warrant Affidavit”) shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form, and reasonably acceptable to the Company, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares (based on the portion of the Aggregate Exercise Price) as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares (based on the Aggregate Exercise Price) then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder (based on the applicable portion of the Aggregate Exercise Price) which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant (i.e., does not exceed in the aggregate the Aggregate Exercise Price)), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant; provided that, for the avoidance of doubt, such this Warrant and any new Warrants in the hands of transferees shall be subject to the Interpretation Proviso.

8.          NOTICES. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, so long as this Warrant is outstanding, the Company will give written notice to the Holder (i) promptly, but in any event within five (5) days, after each adjustment of the Base Initial Per Share Exercise Price or Base Adjusted Per Share Exercise Price, as may be applicable (or in the unexpected event that the Base Aggregate Exercise Price is adjusted or the number of Warrant Shares is adjusted (other than as a result of adjustment of the Base Initial Per Share Exercise Price or the Base Adjusted Per Share Exercise Price)), setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect any dividend or distribution in the form of any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that if the Company is a Reporting Company such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. If the Company is a Reporting Company, to the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall no later than simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 8-K.

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Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Trading Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. If notice is given by facsimile or email, a copy of such notice shall be dispatched no later than the next business day by first class mail, postage prepaid. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

DvineWave Inc.
207 Veritas Ct.
San Ramon, CA 94582
E-mail: mleabman@dvinewave.com
Attention: Michael Leabman, President

With a copy (for informational purposes only) to:

K&L Gates LLP
214 North Tyron Street, 47th Floor
Charlotte, NC 28202
Fax Number: 704.353.3141
E-mail: mark.busch@klgates.com
Attention: Mark R. Busch, Esq.

If to a Holder, to its address, facsimile number or e-mail address set forth herein or on the books and records of the Company.

Or, in each of the above instances, to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

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9.          AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. Holder shall be entitled, at its option, to the benefit of any amendment of any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.         SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.         GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and Holder each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.         CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

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13.         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Base Initial Per Share Exercise Price or the Base Adjusted Per Share Exercise Price (as applicable) or the Applicable Exercise Price, the Closing Sale Price or the Bid Price, or other fair market value (other than the Appraised Value in connection with Holder’s exercise of its put rights under Section 4(c) in connection with an Illiquid Exit Transaction, which shall be determined by the Appraiser) if applicable or the Aggregate Exercise Price or the number of Warrant Shares for which this Warrant is exercisable or the number of Warrant Shares to be issued upon a Cashless Exercise, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or if later within two (2) Business Days after receipt of formal notice from the other party that there is a disagreement and that such party is invoking dispute resolution under this Section 13 (the “Dispute Resolution Notice”) or (ii) if no notice gave rise to such dispute but either Company or Holder learns that there is a disagreement, within two (2) Business Days after receipt of a Dispute Resolution Notice. After dispatch and receipt of any Dispute Resolution Notice, Holder and the Company will meet and confer (in person or, at the election of either party, by telephone) to attempt in good faith to resolve the disagreement. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) within three (3) Business Days (the Business Day following the end of such three (3) Business Day period is the “Submission Deadline”) of the later of (x) the receipt of the Dispute Resolution or (y) three (3) Business Days after the request for or receipt of (whichever occurs first) each other’s disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, on or about the Submission Deadline submit (a) the disputed determination or calculation of Closing Sale Price or the Bid Price or other applicable fair market value (as the case may be) to an independent, reputable investment bank of national standing selected by the Holder and reasonably acceptable to the Company (if Holder has provided contact information to engage such a bank, or if Holder has not provided such information, an investment bank selected by the Company that is reasonably acceptable to Holder) or (b) any other disputed determination or calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and request that the investment bank or accountant notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. In the event the disputed calculation or determination is determined to be within three percent (3%) of the Company’s determination, the Holder shall reimburse the Company for the fees of such investment bank or accountant in connection with their work on the disagreement, and if Holder does not reimburse the Company within five (5) Business Days (or if earlier, before the next cash payment from the Company to the Holder is due under this Warrant), the Company may, at the Company’s election, but shall not be required to offset such fees against any amounts owed by the Holder to the Company from time to time, or may, at the Company’s election, but shall not be required to, reduce Aggregate Exercise Price hereunder as if the Holder had effected a Cashless Exercise hereunder for a number of shares sufficient to repay such amount owed in the form of cancellation of the shares issued upon such deemed Cashless Exercise at a value per such share equal to the value determined as “B” under Section 1(e) hereof as of the date of the last day of such five (5) Business Day Period.

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14.         REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Registration Rights Agreement and any other agreements between the Company and one or more of the Holders, at law or in equity (including a decree of specific performance and/or other injunctive relief); provided, the Holder or any Person claiming through or by right of the Holder shall not be entitled to any duplication or multiplication of damages (such as but not limited to a recovery or mitigation of damages in the form of exercise of Buy-In Rights followed by pursuit by Holder of damages that would be duplicative of such recovery or mitigation); provided further that the Company shall not be liable for incidental or consequential damages for any failure by the Company to comply with the terms of this Warrant even if the Company has been advised of the possibility thereof. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations to issue Warrant Shares on exercise hereof will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.         TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, subject to applicable law and any other agreements between the Company and the Holder or any previous holder of a warrant that transferred directly or indirectly this Warrant to the Holder.

16.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b)          “Bloomberg” means Bloomberg, L.P.

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(c)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)          “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e)          “Common Stock” means (i) the Company’s shares of common stock, $0.00001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(g)          “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(h)          “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i)          “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company already held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) (I) reorganize, recapitalize or reclassify the Common Stock, (II) effect or consummate a stock combination, reverse stock split (other than a stock split or reverse stock split effected in connection with an underwritten initial public offering in consultation with the underwriter for such public offering (the “Authorized Reverse Split”)) or other similar transaction involving the Common Stock or (III) make any public announcement or disclosure with respect to any stock combination, reverse stock split (other than solely with respect to the Authorized Reverse Split) or other similar transaction involving the Common Stock (including, without limitation, any public announcement or disclosure of (x) any potential, possible or actual stock combination, reverse stock split (other than the Authorized Reverse Split) or other similar transaction involving the Common Stock or (y) board or stockholder approval thereof, or the intention of the Company to seek board or stockholder approval of any stock combination, reverse stock split (other than the Authorized Reverse Split) or other similar transaction involving the Common Stock), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

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(j)          An “Illiquid Exit Transaction” means a Fundamental Transaction of any of the following types if the consideration received by the Company or the holders of the Company’s Common Stock, as may be applicable, in connection with such Fundamental Transaction is neither substantially or entirely (i) cash or an obligation to pay cash or (ii) Liquid Public Stock: (A) a Fundamental Transaction contemplated in Section 16(i)(i)(1) where the Company is not the surviving Person in such Fundamental Transaction or, as may be applicable in the event of a transaction involving a subsidiary of the Company, the Company is not the Parent Entity after the consummation of such Fundamental Transaction; (B) a Fundamental Transaction contemplated in Section 16(i)(i)(2); (C) a Fundamental Transaction contemplated by Section 16(i)(i)(3) after which the Common Stock of the Company would not be listed on the Principal Market or on any Eligible Market or in the event that the Company or, as applicable, the Successor Entity would not undertake an obligation for the benefit of Holder to maintain such listing until at least five (5) years after the date of such Fundamental Transaction; (D) a Fundamental Transaction contemplated by Section 16(i)(i)(4); or (E) a Fundamental Transaction contemplated by Section 16(ii) after which the Common Stock of the Company would not be listed on the Principal Market or on any Eligible Market or in the event that the Company or, as applicable, the Successor Entity would not undertake an obligation for the benefit of Holder to maintain such listing until at least five (5) years after the date of such Fundamental Transaction.

(k)          The “Initial Public Offering” is defined as the consummation of a firm commitment underwritten initial public offering of the Company’s Common Stock that raises at least $10,000,000 in gross proceeds.

(l)          “Liquid Public Stock” with respect to any Fundamental Transaction means consideration for such Fundamental Transaction in the form of common stock or another class or series of capital stock of that is registered and freely tradable and listed or quoted on any Eligible Market.

(m)          “Notes” means those certain convertible secured promissory notes of the Company offered in a private placement and issued under the terms of the Securities Purchase Agreements entered into by various investors with the Company, all of like tenor, initially dated on or about May 16, 2013.

(n)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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(p)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q)          “Principal Market” means the a national securities exchange in the United States or a recognized United States trading medium which provides daily reports of the prices at which securities are offered and traded.

(r)          “Registration Rights Agreement” means the registration rights agreement of even date herewith to which the initial Holder of this Warrant and the Company are party.

(s)          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the regulations promulgated thereunder.

(t)          “Securities Purchase Agreement” means that certain agreement to purchase convertible secured notes of the Company, which agreement is between the investors in the offering of the Notes on the one hand and the Company on the other hand, entered into on or about May 16, 2013.

(u)          “Successor Entity” means the Person (or, if so elected by the Holder or otherwise applicable, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder or otherwise applicable, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(v)         “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(w)          “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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17.         MARKET STAND-OFF. In connection with the initial public offering of the Company’s securities, if any, and upon request of the managing or lead underwriter made to the Company in connection with such offering, Holder will agree with the Company and the underwriter not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration, if any) without the prior written consent of the managing or lead underwriter of such offering, for a period of time (not to exceed three hundred sixty five (365) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting requirements binding on such Holder that are substantially consistent with this Section 17 as may be requested by the underwriters at the time of such offering; provided, however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section 17 shall continue to apply until the end of the third (3rd) trading day following the expiration of the fifteen (15) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond four hundred and one (401) days after the effective date of the registration statement. In order to enforce the restriction set forth above or any other restriction agreed by Holder, including without limitation any restriction requested by the underwriters of any initial public offering of the securities of the Company agreed by such Holder, the Company may impose stop-transfer instructions with respect to any security acquired under or subject to this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 17.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to purchase Common Stock to be duly executed as of this 13th day of December 2013.

DVINEWAVE INC.

By:	/s/ Stephen Rizzone
Name: Stephen Rizzone
Title: Chief Executive Officer

Acknowledged and Agreed:

MDB CAPITAL GROUP LLC

By:	/s/ Anthony DiGiandomenico

Name:	Anthony DiGiandomenico

Title:	Authorized Principal

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

DVINEWAVE INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of DvineWave Inc., a Delaware corporation (the “Company”), evidenced by the Warrant to purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.          Form of Exercise Price. The Holder intends that payment of the Extended Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.

2.          Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Extended Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.          Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________

_______________________

_______________________

_______________________

Date: _______________ __, ______

Name of Registered Holder

By: ________________________________
Name:
Title:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

DVINEWAVE INC.

By:
Name:
Title: